Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares

Of

A&Q MULTI-STRATEGY FUND

Tendered Pursuant to the Offer to Purchase
Dated September 19, 2019

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY BNY Mellon Investment
Servicing (US) Inc. EITHER BY MAIL OR BY
FAX BY THE END OF THE DAY ON

THURSDAY, OCTOBER 17, 2019, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Hedge Funds
c/o BNY Mellon TA Alternative Investment UBH Funds
P.O. Box 9697
Providence, Rhode Island 02940-9697

For additional information:
Phone:    (877) 431-1973
Fax:         (508) 599-6105

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q Multi-Strategy FUND

You are responsible for confirming that this Notice is received by BNY Mellon Investment

Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon

Investment Servicing (US) Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Shareholder:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Co-Signatory and Title: